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                                                                 EXHIBIT d(1)(i)

[ING FUNDS LOGO]

June 14,2004

Michael J. Roland Executive Vice President
ING Investments, LLC
7337 E. Doubletree Ranch Road
Scottsdale, AZ 85258

Dear Mr. Roland:

      Pursuant to the Restated Management Agreement dated May 9,2001, as amended, between ING Variable Insurance Trust and ING Investments, LLC (the "Agreement") we hereby notify you of our intention to retain you as Manager to render investment advisory services to ING GET U.S. Core Portfolio - Series 7, ING GET U.S. Core Portfolio - Series 8, and ING GET U.S. Core Portfolio - Series 9, each a newly established series of ING Variable Insurance Trust (the "Portfolios"), upon all of the terms and conditions set forth in the Agreement.

      Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the Portfolios to AMENDED AND RESTATED SCHEDULE 1 of the Agreement. The AMENDED AND RESTATED SCHEDULE 1, with the annual investment management fees indicated for the Portfolios, is attached hereto.

      Please signify your acceptance to act as Manager under the Agreement with respect to the aforementioned Portfolios.

                                                Very sincerely,
                                                /s/ Robert S. Naka
                                                -------------------------------
                                                Robert S. Naka
                                                Senior Vice President
                                                ING Variable Insurance Trust

ACCEPTED AND AGREED TO
ING Investments, LLC

By: /s/ Michael J. Roland
    ----------------------------
    Michael J. Roland
    Executive Vice President

7337 E. Doubletree Ranch Rd.     Tel: 480-477-3000  ING Variable Insurance Trust
Scottsdale, AZ 85258-2034        Fax: 480-477-2700
                                 www.ingfunds.com
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                         AMENDED AND RESTATED SCHEDULE 1

                               WITH RESPECT TO THE

                              MANAGEMENT AGREEMENT

                                     BETWEEN

                          ING VARIABLE INSURANCE TRUST

                                      AND

                              ING INVESTMENTS, LLC

                                                                 ANNUAL INVESTMENT MANAGEMENT FEE
NAME OF FUND                                                     ---------------------------------
-------------                                                 (as a percentage of average daily net assets)
ING GET U.S. Core Portfolio - Series 1                                0.25% Offering Period
                                                                     0.60% Guarantee Period

ING GET U.S. Core Portfolio - Series 2                                0.25% Offering Period
                                                                     0.60% Guarantee Period

ING GET U.S. Core Portfolio - Series 3                                0.25% Offering Period
                                                                     0.60% Guarantee Period

ING GET U.S. Core Portfolio - Series 4                                0.25% Offering Period
                                                                     0.60% Guarantee Period

ING GET U.S. Core Portfolio - Series 5                                0.25% Offering Period
                                                                     0.60% Guarantee Period

ING GET U.S. Core Portfolio - Series 6                                0.25% Offering Period
                                                                     0.60% Guarantee Period

ING GET U.S. Core Portfolio - Series 7                                0.25% Offering Period
                                                                     0.60% Guarantee Period

ING GET U.S. Core Portfolio - Series 8                                0.25% Offering Period
                                                                     0.60% Guarantee Period

ING GET U.S. Core Portfolio - Series 9                                0.25% Offering Period
                                                                     0.60% Guarantee Period

ING GET U.S. Opportunity Portfolio - Series 1                         0.25% Offering Period
                                                                     0.75% Guarantee Period

                                       1
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
                                                                 ANNUAL INVESTMENT MANAGEMENT FEE
                                                                ----------------------------------
NAME OF FUND                                               (as a percentage of average daily net assets)
------------
ING GET U.S. Opportunity Portfolio - Series 2                         0.25% Offering Period
                                                                     0.75% Guarantee Period

ING VP Worldwide Growth Portfolio                                              1.00%

                                       2